SEC FILE NO. 70-8297
                                         RULE 24 - EIGHTH CERTIFICATE
                                         EXHIBIT B     PAGE 1 OF 2



                    SENECA RESOURCES CORPORATION

                            BALANCE SHEET

                        AT SEPTEMBER 30, 1995


ASSETS                                                      Total
------                                                  -------------
Current Assets
   Cash                                                  $1,284,553
   Accounts Receivable-
      Intercompany                                        1,255,225
      Other                                               6,033,731
      Allowance for Uncollectible Accounts                 (121,821)
   Notes Receivable-
      Associated Company                                          0
      Other                                                  85,000
   Production Receivable                                          0
   Materials and Supplies                                 1,546,826
   Prepayments                                            1,779,746
                                                       -------------
Total Current Assets                                     11,862,260
                                                       -------------
Property, Plant and Equipment                           550,938,340

Less: Accumulated Depreciation, Depletion
        and Amortization                                190,828,816
                                                       -------------
Net Property, Plant and Equipment                       360,109,524
                                                       -------------
Other Assets
   Deferred Charges                                       1,331,474
   Notes Receivable                                          36,300
                                                       -------------
Total Other Assets                                        1,367,774
                                                       -------------

   Total Assets                                        $373,339,558
                                                       =============

                                         SEC FILE NO. 70-8297
                                         RULE 24 - EIGHTH CERTIFICATE
                                         EXHIBIT B     PAGE 2 OF 2



                    SENECA RESOURCES CORPORATION

                            BALANCE SHEET

                        AT SEPTEMBER 30, 1995


LIABILITIES AND STOCKHOLDERS' EQUITY                      Total
------------------------------------                   -------------
Current Liabilities:
   Accounts Payable-
      Intercompany                                     $  1,901,070
      Other                                               8,078,204
   Notes Payable-Intercompany                           105,700,000
   Accrued Liabilities                                    1,143,582
   Federal Income Taxes                                  (1,555,567)
   Other Accrued Taxes                                      (16,000)
                                                       -------------
Total Current Liabilities                               115,251,289
                                                       -------------

Other Liabilities:
   Accumulated Deferred Income Taxes                     72,698,841
   Other Deferred Credits                                 2,163,449
                                                       -------------
Total Other Liabilities                                  74,862,290
                                                       -------------
Stockholders' Equity:
   Common Stock-$5 Par Value
    Authorized-100,000 Shares; Issued and
    Outstanding-100,000 Shares                              500,000
   Paid in Capital                                      104,034,942
   Earnings Reinvested in the Business                   10,691,037
                                                       -------------
                                                        115,225,979
   Advances from Associated Companies                    68,000,000
    Long-Term Debt                                                0
                                                       -------------
Total Capitalization                                    183,225,979
                                                       -------------

   Total Liabilities and Stockholders Equity           $373,339,558
                                                       =============